UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2005 (December 12, 2005)

BOSTON LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

85 Main Street, Hopkinton, Massachusetts	01748
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Non-Employee Director Option Grants

On December 12, 2005, the Board of Directors of Boston Life Sciences, Inc., a Delaware corporation (the “Company”), approved the grant of a nonstatutory stock option to purchase 10,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to each non-employee director who served on the Company’s Board of Directors during 2005 and who will continue to serve on the Company’s Board of Directors during 2006 (the “Non-Employee Directors”).

In connection with such option grants, the Company entered into stock option agreements with the following Non-Employee Directors: Robert Langer, Michael J. Mullen and John T. Preston. The stock option grants set forth above were made under the Company’s 2005 Stock Incentive Plan, under the following terms: (i) an exercise price equal to the last reported sale price of the Common Stock on the date of grant, or $2.00 per share, (ii) ten-year duration and (iii) vesting in 24 equal monthly installments, provided that the optionee then remains a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boston Life Sciences, Inc.

Date: December 15, 2005	By:	/S/ KENNETH L. RICE, JR.
Kenneth L. Rice, Jr. Executive Vice President, Finance and Administration and Chief Financial Officer